UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2007

VERTICAL HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-23201	59-3635262
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2595 Tampa Rd.

Suite E

Palm Harbor, Florida 34684

(Address of principal executive offices) (Zip Code)

Copies to:

Thomas A. Rose, Esq.

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas

New York, New York 10018

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2007, Vertical Health Solutions, Inc. (the “Company”), its wholly-owned subsidiary Drug Depot, Inc. (“Drug Depot”) and T&L, Inc. (“T&L”), pursuant to which the Company agreed to sell all of the outstanding capital stock of Drug Depot to T&L (the “Agreement”). The purchase price for the sale is (i) the payment of $67,000.00 in cash, and (ii) the cancellation of an outstanding promissory note issued by the Company to T&L in the current principal amount of $146,205.76. Upon execution of the Agreement, T&L deposited $30,000 with the Company, which funds will either be applied to the purchase price or returned to T&L if the closing of the transactions contemplated by the Agreement do not close by September 30, 2007

Closing of the transactions contemplated by the Agreement is subject to customary terms and conditions. In addition, closing is subject approval of the transaction by the shareholders of the Company and the distribution of an appropriate Information Statement after review by the Securities and Exchange Commission.

Drug Depot constitutes substantially all of the Company’s assets and operations. Upon completion of the transaction, the Company will seek to acquire another operating business.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated June 1, 2007, by and among Vertical Health Solutions, Inc., Drug Depot, Inc. and T&L, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTICAL HEALTH SOLUTIONS, INC.

Dated: June 6, 2007	By:	/s/ STEPHEN M. WATTERS
Stephen M. Watters
Chief Executive Officer

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